EXHIBIT 10.1



THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED OR DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER ANY APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO COUNSEL TO THE COMPANY THAT AN EXEMPTION FROM REGISTRATION UNDER ANY APPLICABLE STATE SECURITIES LAWS IS AVAILABLE.

THIS NOTE IS ONE OF A SERIES OF NOTES OF THE SAME TERMS AND TENOR THAT MAY BE ISSUED BY MAKER UP TO AN AGGREGATE OF $2,000,000.

                                ASHCROFT HOMES CORPORATION

                     10% CONVERTIBLE PROMISSORY NOTE (the "Note")

$25,000.00                                                        March 27, 2004

     FOR VALUE RECEIVED, the undersigned maker, Ashcroft Homes Corporation, a Colorado corporation (the "Maker"), promises to pay to the order of Investor (the "Holder"), the principal sum of Twenty Five Thousand Dollars ($25,000.00) in quarterly payments of interest only of ten percent (10%) per annum of the principal balance payable in arrears commencing March 31, 2004 with all subsequent interest only payments due on a quarterly basis thereafter and with all principal and accrued but unpaid interest due on December 31, 2005 unless this Note has been previously converted to the Maker's common stock as set forth below. The Maker will pay all payments due pursuant to this Note to Holder at Address or at such other place as Holder may designate in writing.

     This Note may be converted to the Maker's no par value common stock by the Holder at any time until this Note is paid in full at the lesser of $1.00 per share or 80% of the average closing price of the common stock for the twenty
(20) days prior to the date that the Maker receives written notice of conversion from the Holder. However, if the conversion price is less than $.30 per share, the Maker may elect to pay 110% of the face amount of this Note plus all accrued but unpaid interest to the date of payment rather than issuing its common stock at less than $.30 per share. Other than the foregoing, the Maker may not prepay this Note in whole or in part without the Holder's consent in writing to such prepayment. Unless the shares upon conversion are covered by an effective registration statement, such shares shall be "restricted securities" as that term is defined in the Securities Act of 1933, as amended. The certificate representing such shares shall bear the following or a similar legend:

           "These securities have not been registered under the Securities Act of 1933, as amended, or any state securities laws and may not be sold or otherwise transferred or disposed of except pursuant to an effective registration statement under any applicable federal and state securities laws, or an opinion of counsel satisfactory to counsel to the corporation that an exemption from registration is available."

Maker will be in default if any of the following happens: (a) Maker fails to make any payment within ten (10) days of when due or (b) Maker fails to perform at the time and in the manner provided in this Note or any agreement related to this Note.


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     Upon default, Holder may declare the entire unpaid principal balance on this Note and all accrued unpaid interest immediately due, without notice, and then Maker will pay that amount. Upon default, including failure to pay any payment within ten (10) days of when due or upon the final maturity, whichever occurs first, Holder, at its option, may also if permitted under applicable law, do one or both of the following: (a) increase the interest rate on this Note to 15%, and (b) add any unpaid accrued interest to principal and such sum will bear interest therefrom until paid at the rate provided in this Note (including any increased rate). If Maker is in default, Maker also will pay reasonable costs and expenses of collection including, subject to any limits under applicable law, Holder's reasonable attorney's fees and legal expenses whether or not there is a lawsuit. If not prohibited by applicable law, Maker also will pay any court costs, in addition to all other sums provided by law. This Note shall be senior to the Maker's common and preferred stock.

     No delay or omission on the part of Holder in the exercise of any right hereunder shall operate as a waiver of such right or of any other right under this Note. A waiver by Holder of any right or remedy conferred to it hereunder on any one occasion shall not be construed as a bar to, or waiver of, any such right and/or remedy as to any future occasion. Maker and all persons now or hereafter becoming obligated or liable for the payment hereof do jointly and severally waive demand, notice of non-payment, protest, notice of dishonor and presentment. No failure to accelerate the indebtedness evidenced hereby by reason of default hereunder, acceptance of a past-due installment or other indulgences granted from time to time, shall be construed as a novation of this Note or as a waiver of such right of acceleration or of the right of Holder thereafter to insist upon strict compliance with the terms of this Note or to prevent the exercise of such right of acceleration or any other right granted hereunder or by applicable law.

     No Maker intends or expects to pay, nor does Holder intend or expect to charge, collect or accept, any interest greater than the highest legal rate of interest which may be charged under any applicable law. Should the acceleration hereof or any charges made hereunder result in the computation or earning of interest in excess of such legal rate, any and all such excess shall be and the same is hereby waived by Holder, and any such excess shall be credited by Holder to the principal balance hereof.

     This Note shall be construed and enforced according to the laws of the State of Colorado excluding all principles of choice of laws, conflict of laws or comity. Each person now or hereafter becoming obligated for the payment of the indebtedness evidenced hereby consents to personal jurisdiction and venue in Arapahoe County, Colorado, in the event of any litigation in any way arising out of this Note, or any property given as security for the amounts evidenced by this Note.

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     This Note shall be binding on the successors and assigns of Maker. Maker may not assign this Note without the written consent of Holder. This Note shall inure to the benefit of the Holder's successors, assigns, heirs or personal representatives. The term "Holder" used herein shall include any future holder of this Note. The terms of this Note may not be changed orally.

     Whenever possible each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note.

                                 MAKER:

                                 ASHCROFT HOMES CORPORATION,
                                 a Colorado corporation


                             By: /s/ Joe A. Oblas
                                 --------------------------------------
                                 Joe A. Oblas, Executive Vice President



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